Exhibit 99.1

Federated Hermes, Inc. reports record assets under management with first quarter 2025 earnings
•Total assets under management reach a record $839.8 billion
•Money market assets reach a record $637.1 billion
•Q1 2025 earnings per diluted share of $1.25
•Quarterly dividend increased by 9.7% to $0.34 per share
(PITTSBURGH, Pa., April 24, 2025) — Federated Hermes, Inc. (NYSE: FHI), a global leader in active investing, today reported earnings per diluted share (EPS) of $1.25 for Q1 2025, compared to $0.89 for the same quarter last year, on net income of $101.1 million for Q1 2025, compared to $75.0 million for Q1 2024. Federated Hermes' Q1 2025 results include a $12.9 million decrease in Other operating expense, or $0.15 per diluted share, resulting from a value-added tax (VAT) refund received as part of amended VAT filings in the U.K.
Federated Hermes' total managed assets were a record $839.8 billion at March 31, 2025, up $61.1 billion or 8% from $778.7 billion at March 31, 2024 and up $10.2 billion or 1% from $829.6 billion at Dec. 31, 2024. Total average managed assets for Q1 2025 were $843.2 billion, up $66.7 billion or 9% from $776.5 billion reported for Q1 2024 and up $38.8 billion or 5% from $804.4 billion for Q4 2024.
"For the 10th consecutive quarter, Federated Hermes reached record assets under management," said J. Christopher Donahue, president and chief executive officer. "Our money market funds and separate accounts continued to see strong inflows as investors sought a haven from market volatility and benefited from the yield advantage generally offered by money market products over bank deposit accounts and some securities in the direct market during the first quarter 2025. We also saw strong demand for a range of our MDT products, including the MDT Market Neutral Fund, which seeks to provide long-term capital appreciation while limiting exposure to general stock market risk. Our MDT strategies historically have offered the opportunity for outperformance driven by a systematic, repeatable process that evaluates companies according to fundamental and technical factors."
Federated Hermes' board of directors declared a dividend of $0.34 per share, which was an increase of $0.03 or 9.7% from the previous quarter. The dividend is payable on May 15, 2025 to shareholders of record as of May 8, 2025. During Q1 2025, Federated Hermes purchased 3,057,542 shares of Federated Hermes class B common stock for $120.1 million.
Equity assets were $80.9 billion at March 31, 2025, up $0.7 billion or 1% from $80.2 billion at March 31, 2024 and up $1.5 billion or 2% from $79.4 billion at Dec. 31, 2024. Top-selling equity funds during Q1 2025 on a net basis were Federated Hermes MDT Mid Cap Growth Fund, Federated Hermes MDT Large Cap Growth Fund, Federated Hermes MDT Mid Cap Growth Collective Investment Fund, Federated Hermes MDT All Cap Core Fund and Federated Hermes MDT Large Cap Value Fund.
Fixed-income assets were $99.5 billion at March 31, 2025, up $3.2 billion or 3% from $96.3 billion at March 31, 2024 and up $1.4 billion or 1% from $98.1 billion at Dec. 31, 2024. Top-selling fixed-income funds during Q1 2025 on a net basis were

MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Ray Hanley 412-288-1920

Federated Hermes reports Q1 2025 earnings	Page 2 of 10
Federated Hermes Government Ultrashort Bond Fund, Federated Hermes Municipal Ultrashort Fund, Federated Hermes Short-Term Income Fund, Federated Hermes SDG Engagement High Yield Credit Fund and Federated Hermes Conservative Municipal Ultrashort Fund.
Alternative/private markets assets were $19.4 billion at March 31, 2025, down $1.1 billion or 5% from $20.5 billion at March 31, 2024 and up $0.5 billion or 3% from $18.9 billion at Dec. 31, 2024.
Money market assets were a record $637.1 billion at March 31, 2025, up $58.3 billion or 10% from $578.8 billion at March 31, 2024 and up $6.8 billion or 1% from $630.3 billion at Dec. 31, 2024. Money market fund assets were a record $464.9 billion at March 31, 2025, up $47.8 billion or 11% from $417.1 billion at March 31, 2024 and up $3.2 billion or 1% from $461.7 billion at Dec. 31, 2024.
Financial Summary
Q1 2025 vs. Q1 2024
Revenue increased $27.2 million or 7% primarily due to an increase in revenue resulting from higher average money market assets, an increase in performance fees and an increase in carried interest, including an increase of $1.5 million of carried interest from consolidated carried interest vehicles, which is largely offset in compensation expense.
During Q1 2025, Federated Hermes derived 53% of its revenue from money market assets, 46% from long-term assets (28% from equity, 12% from fixed-income, and 6% from alternative/private markets and multi-asset) and 1% from sources other than managed assets.
Operating expenses decreased $6.0 million or 2% primarily due to a $20.0 million decrease in Other expense resulting from a VAT refund received related to amended VAT filings in the U.K. and fluctuations in foreign currency exchange rates, partially offset by a $6.7 million increase in compensation and related expense related to higher incentive compensation and a $4.2 million increase in distribution expenses resulting primarily from higher average managed money market fund assets.
Nonoperating income (expenses), net decreased $1.2 million primarily due to a smaller increase in the market value of investments in Q1 2025 compared to the increase in the market value of investments in Q1 2024.
Q1 2025 vs. Q4 2024
Revenue decreased $1.1 million primarily due to a decrease in revenue because there were two fewer days in Q1 2025 than in Q4 2024 and a decrease resulting from the lower average total and mix of equity assets. These decreases were partially offset by an increase in revenue from higher average money market assets.
Operating expenses decreased $22.5 million or 7% primarily due to a $24.1 million decrease in Other expense resulting from fluctuations in foreign currency exchange rates and the VAT refund received.
Nonoperating income (expenses), net increased $2.4 million primarily due to an increase in the market value of investments in Q1 2025 as compared to a decrease in the market value of investments in Q4 2024.

Federated Hermes reports Q1 2025 earnings	Page 3 of 10
Earnings call information
Federated Hermes will host an earnings conference call at 9 a.m. Eastern on Friday, April 25, 2025. Investors are invited to listen to the earnings teleconference by calling 888-506-0062 (domestic) or 973-528-0011 (international) prior to the 9 a.m. start time. To listen online, go to the About section of FederatedHermes.com/us at least 15 minutes prior to register and join the call. A replay will be available at approximately 12:30 p.m. Eastern on April 25, 2025. To access the telephone replay, dial 877-481-4010 (domestic) or 919-882-2331 (international) and enter access code 52300. The online replay will be available via FederatedHermes.com/us for one year.
About Federated Hermes
Federated Hermes, Inc. is a global leader in active investment management, with $839.8 billion in assets under management1. We deliver investment solutions that help investors target a broad range of outcomes and provide equity, fixed-income, alternative/private markets, multi-asset and liquidity management strategies to more than 10,000 institutions and intermediaries worldwide. Our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated Hermes has more than 2,000 employees in London, New York, Boston and offices worldwide.
Federated Hermes ranks in the top 7% of equity fund managers, the top 8% of money market fund managers and the top 10% of fixed-income fund managers2 in the industry. For more information, including an analyst presentation, which is updated periodically, visit FederatedHermes.com/us.
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1) As of March 31, 2025.
2) Morningstar, March 31, 2025. Based on U.S. fund flows rankings.
Federated Securities Corp. is distributor of the Federated Hermes funds.

Cautionary statements
Certain statements in this press release, such as those related to performance, investment strategies and uses, investor preferences and demand, asset flows and asset mix constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements can include statements that do not relate strictly to historical or current facts and are typically identified by words or phrases such as “trend,” “forecast,” “project,” “predict,” “potential,” “approximate,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “projection,” “plan,” “assume,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “can,” “may” and similar expressions. Any forward-looking statement, and Federated Hermes' level of business activity and financial results, are inherently subject to significant business, market, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond Federated Hermes’ control. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, predict whether performance fees or carried interest will be earned and retained, the ability of the company to sustain product demand, the timing and level of product sales and redemptions, market appreciation or depreciation, revenues, and asset levels, flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness, or updating, of such statements in the future.

Federated Hermes reports Q1 2025 earnings	Page 4 of 10

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q1 2024 to Q1 2025	Quarter Ended	% Change Q4 2024 to Q1 2025
	March 31, 2025	March 31, 2024		Dec. 31, 2024
Revenue
Investment advisory fees, net	$287,460	$264,294	9%	$288,329	0%
Administrative service fees, net—affiliates	101,109	94,786	7	99,711	1
Other service fees, net	34,971	37,291	(6)	36,643	(5)
Total Revenue	423,540	396,371	7	424,683	0

Operating Expenses
Compensation and related	143,270	136,546	5	137,165	4
Distribution	99,085	94,894	4	98,070	1
Systems and communications	24,226	21,823	11	23,843	2
Professional service fees	18,548	18,352	1	20,307	(9)
Office and occupancy	9,952	9,969	0	10,328	(4)
Advertising and promotional	4,576	4,306	6	7,785	(41)
Travel and related	3,553	3,273	9	4,058	(12)
Intangible asset related	3,196	3,235	(1)	3,230	(1)
Other	(14,638)	5,392	(371)	9,470	(255)
Total Operating Expenses	291,768	297,790	(2)	314,256	(7)
Operating Income	131,772	98,581	34	110,427	19

Nonoperating Income (Expenses)
Investment income (loss), net	7,475	8,483	(12)	5,037	48
Debt expense	(3,179)	(3,149)	1	(3,187)	0
Other, net	(27)	103	(126)	54	(150)
Total Nonoperating Income (Expenses), net	4,269	5,437	(21)	1,904	124
Income before income taxes	136,041	104,018	31	112,331	21
Income tax provision	32,165	29,008	11	28,477	13
Net income including the noncontrolling interests in subsidiaries	103,876	75,010	38	83,854	24
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	2,742	(23)	NM	(862)	418
Net Income	$101,134	$75,033	35%	$84,716	19%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic and diluted	$1.25	$0.89	40%	$1.04	20%
Weighted-Average Shares Outstanding
Basic	77,541	80,709		78,300
Diluted	77,542	80,710		78,300
Dividends Declared Per Share	$0.31	$0.28		$0.31
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the "two-class method." As such, total net income of $4.5 million, $3.4 million and $3.6 million available to unvested restricted Federated Hermes shareholders for the quarterly periods ended March 31, 2025, March 31, 2024 and Dec. 31, 2024, respectively, was excluded from the computation of earnings per share.

Federated Hermes reports Q1 2025 earnings	Page 5 of 10

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	March 31, 2025	Dec. 31, 2024
Assets
Cash and other investments	$541,826	$641,042
Other current assets	136,748	140,310
Intangible assets, net, including goodwill	1,138,833	1,132,699
Other long-term assets	184,646	170,633
Total Assets	$2,002,053	$2,084,684

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$222,993	$289,193
Long-term debt	348,171	348,106
Other long-term liabilities	287,557	296,665
Redeemable noncontrolling interests	67,190	55,514
Equity excluding treasury stock	1,817,720	1,728,044
Treasury stock	(741,578)	(632,838)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$2,002,053	$2,084,684

Federated Hermes reports Q1 2025 earnings	Page 6 of 10

Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended
	March 31, 2025	Dec. 31, 2024	March 31, 2024
Equity
Beginning assets	$79,423	$83,609	$79,291
Sales[1]	7,412	4,868	3,915
Redemptions[1]	(5,993)	(7,388)	(7,351)
Net sales (redemptions)[1]	1,419	(2,520)	(3,436)
Net exchanges	(114)	(39)	5
Impact of foreign exchange[2]	754	(1,313)	(567)
Market gains and (losses)[3]	(569)	(314)	4,864
Ending assets	$80,913	$79,423	$80,157

Fixed Income
Beginning assets	$98,059	$100,171	$94,920
Sales[1]	5,944	6,400	6,583
Redemptions[1]	(6,288)	(7,345)	(5,395)
Net sales (redemptions)[1]	(344)	(945)	1,188
Net exchanges	101	35	(7)
Impact of foreign exchange[2]	85	(160)	(71)
Market gains and (losses)[3]	1,585	(1,042)	295
Ending assets	$99,486	$98,059	$96,325

Alternative/Private Markets
Beginning assets	$18,864	$20,683	$20,551
Sales[1]	1,085	618	761
Redemptions[1]	(1,024)	(1,487)	(740)
Net sales (redemptions)[1]	61	(869)	21
Net exchanges	1	(1)	2
Impact of foreign exchange[2]	532	(1,188)	(226)
Market gains and (losses)[3]	(32)	239	117
Ending assets	$19,426	$18,864	$20,465

Multi-asset
Beginning assets	$2,883	$2,958	$2,867
Sales[1]	63	45	44
Redemptions[1]	(105)	(97)	(112)
Net sales (redemptions)[1]	(42)	(52)	(68)
Net exchanges	2	8	0
Market gains and (losses)[3]	(17)	(31)	129
Ending assets	$2,826	$2,883	$2,928

Total Long-term Assets
Beginning assets	$199,229	$207,421	$197,629
Sales[1]	14,504	11,931	11,303
Redemptions[1]	(13,410)	(16,317)	(13,598)
Net sales (redemptions)[1]	1,094	(4,386)	(2,295)
Net exchanges	(10)	3	0
Impact of foreign exchange[2]	1,371	(2,661)	(864)
Market gains and (losses)[3]	967	(1,148)	5,405
Ending assets	$202,651	$199,229	$199,875
1)     For certain accounts, including separately managed accounts, institutional accounts, certain sub-advised funds and other managed products, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated assets under management (AUM) into U.S. dollars for reporting purposes.
3) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

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Unaudited Changes in Long-Term Assets - By Asset Class and Product Type
(in millions)
	Quarter Ended
	March 31, 2025
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds.	Separate Accounts[1]
Beginning assets	$43,752	$35,671	$45,550	$52,509	$11,501	$7,363	$2,764	$119	$103,567	$95,662
Sales	4,715	2,697	3,445	2,499	1,056	29	63	0	9,279	5,225
Redemptions	(3,643)	(2,350)	(4,069)	(2,219)	(950)	(74)	(101)	(4)	(8,763)	(4,647)
Net sales (redemptions)	1,072	347	(624)	280	106	(45)	(38)	(4)	516	578
Net exchanges	(107)	(7)	104	(3)	1	0	2	0	0	(10)
Impact of foreign exchange[2]	338	416	46	39	301	231	0	0	685	686
Market gains and (losses)[3]	(1,145)	576	724	861	(30)	(2)	(28)	11	(479)	1,446
Ending assets	$43,910	$37,003	$45,800	$53,686	$11,879	$7,547	$2,700	$126	$104,289	$98,362
1)    Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2)    Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3)    Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

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Unaudited Changes in Long-Term Assets - By Product Type
(in millions)	Quarter Ended
	March 31, 2025	Dec. 31, 2024	March 31, 2024
Total Fund Assets
Beginning assets	$103,567	$106,799	$101,530
Sales	9,279	7,704	7,166
Redemptions	(8,763)	(8,392)	(8,230)
Net sales (redemptions)	516	(688)	(1,064)
Net exchanges	0	4	2
Impact of foreign exchange[1]	685	(1,372)	(420)
Market gains and (losses)[2]	(479)	(1,176)	3,095
Ending assets	$104,289	$103,567	$103,143

Total Separate Account Assets[3]
Beginning assets	$95,662	$100,622	$96,099
Sales[4]	5,225	4,227	4,137
Redemptions[4]	(4,647)	(7,925)	(5,368)
Net sales (redemptions)[4]	578	(3,698)	(1,231)
Net exchanges	(10)	(1)	(2)
Impact of foreign exchange[1]	686	(1,289)	(444)
Market gains and (losses)[2]	1,446	28	2,310
Ending assets	$98,362	$95,662	$96,732

Total Long-term Assets[3]
Beginning assets	$199,229	$207,421	$197,629
Sales[4]	14,504	11,931	11,303
Redemptions[4]	(13,410)	(16,317)	(13,598)
Net sales (redemptions)[4]	1,094	(4,386)	(2,295)
Net exchanges	(10)	3	0
Impact of foreign exchange[1]	1,371	(2,661)	(864)
Market gains and (losses)[2]	967	(1,148)	5,405
Ending assets	$202,651	$199,229	$199,875
1) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
2) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
3) Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products.
4) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

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Unaudited Managed Assets
(in millions)	March 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	March 31, 2024
By Asset Class
Equity	$80,913	$79,423	$83,609	$77,851	$80,157
Fixed-income	99,486	98,059	100,171	95,294	96,325
Alternative / private markets	19,426	18,864	20,683	20,061	20,465
Multi-asset	2,826	2,883	2,958	2,876	2,928
Total long-term assets	202,651	199,229	207,421	196,082	199,875
Money market	637,122	630,349	593,030	586,647	578,811
Total Managed Assets	$839,773	$829,578	$800,451	$782,729	$778,686

By Product Type
Funds:
Equity	$43,910	$43,752	$45,391	$42,404	$43,415
Fixed-income	45,800	45,550	46,027	43,842	44,481
Alternative / private markets	11,879	11,501	12,558	12,258	12,458
Multi-asset	2,700	2,764	2,823	2,743	2,789
Total long-term assets	104,289	103,567	106,799	101,247	103,143
Money market	464,912	461,720	440,397	425,627	417,102
Total Fund Assets	$569,201	$565,287	$547,196	$526,874	$520,245
Separate Accounts:
Equity	$37,003	$35,671	$38,218	$35,447	$36,742
Fixed-income	53,686	52,509	54,144	51,452	51,844
Alternative / private markets	7,547	7,363	8,125	7,803	8,007
Multi-asset	126	119	135	133	139
Total long-term assets	98,362	95,662	100,622	94,835	96,732
Money market	172,210	168,629	152,633	161,020	161,709
Total Separate Account Assets	$270,572	$264,291	$253,255	$255,855	$258,441
Total Managed Assets	$839,773	$829,578	$800,451	$782,729	$778,686

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Unaudited Average Managed Assets	Quarter Ended
(in millions)	March 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	March 31, 2024
By Asset Class
Equity	$82,105	$82,247	$80,220	$78,137	$78,969
Fixed-income	99,360	98,254	97,563	95,484	95,791
Alternative / private markets	19,012	19,754	20,455	20,306	20,485
Multi-asset	2,900	2,934	2,910	2,889	2,874
Total long-term assets	203,377	203,189	201,148	196,816	198,119
Money market	639,827	601,169	592,304	582,758	578,383
Total Avg. Managed Assets	$843,204	$804,358	$793,452	$779,574	$776,502

By Product Type
Funds:
Equity	$45,260	$45,261	$43,632	$42,274	$42,355
Fixed-income	45,715	45,654	44,977	43,910	43,857
Alternative / private markets	11,610	12,010	12,451	12,331	12,377
Multi-asset	2,774	2,811	2,775	2,737	2,739
Total long-term assets	105,359	105,736	103,835	101,252	101,328
Money market	463,727	445,775	436,418	419,999	414,902
Total Avg. Fund Assets	$569,086	$551,511	$540,253	$521,251	$516,230
Separate Accounts:
Equity	$36,845	$36,986	$36,588	$35,863	$36,614
Fixed-income	53,645	52,600	52,586	51,574	51,934
Alternative / private markets	7,402	7,744	8,004	7,975	8,108
Multi-asset	126	123	135	152	135
Total long-term assets	98,018	97,453	97,313	95,564	96,791
Money market	176,100	155,394	155,886	162,759	163,481
Total Avg. Separate Account Assets	$274,118	$252,847	$253,199	$258,323	$260,272
Total Avg. Managed Assets	$843,204	$804,358	$793,452	$779,574	$776,502